Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Contacts:

Mel Stephens

Investor/Media Contact

(248) 447-1624

Joel Elsesser

Investor Contact

(248) 447-5512

Lear Announces Pricing of $750 Million Senior Notes Offering

SOUTHFIELD, Michigan, August 14, 2017—Lear Corporation (NYSE: LEA), a leading global supplier of automotive seating and electrical systems, announced today that it priced an underwritten public offering of $750 million in aggregate principal amount of 3.80% senior unsecured notes due 2027. The offering is expected to close on August 17, 2017, subject to market conditions and other factors.

The Company expects the net proceeds from the offering to be $738.5 million, after deducting the underwriting discount and estimated offering expenses. The Company intends to use a portion of the net proceeds from the offering to redeem the outstanding $500 million aggregate principal amount of the Company’s 4.75% Senior Notes due 2023 (the “2023 Notes”) at a price equal to 100% of the principal amount of such notes plus accrued and unpaid interest and a “make-whole premium.” The remaining net proceeds will be used to repay amounts outstanding under the Company’s new revolving credit facility and for general corporate purposes.

Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers for the bond offering. Lear is making this offering pursuant to a shelf registration statement that became effective upon filing with the Securities and Exchange Commission (the “SEC”) on August 10, 2017. This offering will be made solely by means of a prospectus and prospectus supplement, copies of which may be obtained from Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (or by email at barclaysprospectus@broadridge.com or telephone at 1-888-603-5847), Citigroup Global Markets Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (or by email at prospectus@citi.com or telephone at 1-800-831-9146), Merrill Lynch, Pierce, Fenner & Smith Incorporated at 200 North College Street, NC1-004-03-43, Charlotte, NC 28255-0001, Attention: Prospectus Department (or by email at dg.prospectus_requests@baml.com or telephone at 1-800-294-1322) or through the SEC website at www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear

Lear Corporation was founded in Detroit in 1917 as American Metal Products. In 2017, the Company is celebrating its 100th year anniversary. Lear is one of the world’s leading suppliers of automotive seating systems and electrical distribution systems (E-Systems). Lear serves every major automaker in the world, and Lear content can be found on more than 400 vehicle nameplates. Lear’s world-class products are designed, engineered and manufactured by a diverse team of approximately 156,000 employees located in 38 countries. Lear currently ranks #151 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at lear.com or follow us on Twitter @LearCorporation.

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